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                                                                   Exhibit 10.42


                               ASSIGNMENT OF LEASE


         This Assignment of Lease ("Assignment") is made as of November 3, 2003 between BCI Eclipse, LLC, a New York limited liability company ("Assignor"), and BCI Eclipse Company, LLC, a Minnesota limited liability company ("Assignee") with reference to the following facts:

         A. KS-611, LLC ("Landlord"), as landlord, and Brentwood Communications, Inc., as Tenant, executed a lease dated as of August 6, 1999 ("Original Lease"), a copy of which is attached and incorporated by reference as Exhibit A, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain property commonly known as 810 Lawrence Drive, Newbury Park, CA 91320 and more particularly described in Exhibit A to the Original Lease, for a term of 62 months, commencing on October 1, 1999 and ending on November 30, 2004, which Original Lease was amended (the "First Amendment") January 5, 2000 to provide for commencement on January 10, 2000 and termination on March 9, 2005, subject to earlier termination as provided in the Lease. (The Original Lease and the Amended Lease are collectively referred to herein as the "Lease").

         B. The Lease was assigned by Brentwood Communications, Inc. to Assignor by an Assignment of Lease effective September 30, 2000.

         C. Assignor desires to assign the Lease to Assignee, and Assignee desires to accept the assignment of the Lease from the Assignor and assume obligations under the Lease.

         Therefore, for good and valuable consideration, the receipt and adequacy of which are acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor assigns and transfers to Assignee all right, title, and interest in the Lease and Assignee accepts from Assignor all right, title, and interest, subject to the terms and conditions set forth in this Assignment.

2. Assumption of Lease Obligations. Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as lessee under the Lease accruing or arising on or after the date of this Assignment, including the making of all payments due to or payable on behalf of Lessor under the Lease as they become due and payable.

3. Assignor's Covenants.

         3.1 Assignor covenants that the copy of the Lease attached as Exhibit A is a true and accurate copy of the Lease as currently in effect and that there exists no other agreement affecting Assignor's tenancy under the Lease.

         3.2 Assignor covenants that the Lease is in full effect and no default exists under the Lease, nor any acts or events which, with the passage of time or the giving of notice or both, could become defaults.

6. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.


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7. Governing Law. This Assignment shall be governed by and construed in accordance with California law.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The parties have executed this Assignment as of the date first above written.


BCI Eclipse, LLC                             BCI Eclipse Company, LLC


By:                                           By:
   ------------------------------                 ------------------------------
   David Catlin, Manager                          James G. Gilbertson,
                                                  Chief Financial Officer
   "Assignor"                                     "Assignee"


                    CONSENT OF LANDLORD; RELEASE OF GUARANTEE

The undersigned, as Landlord under the Lease, consents to this Assignment of the Lease to Assignee, and agrees that Assignee shall be solely obligated as tenant under the Lease and the undersigned hereby releases Assignor from any obligations under the Lease.

The undersigned, as Landlord under the Lease, hereby releases and terminates David Catlin's Guarantee of the Lease and releases David Catlin from any obligations under the Guarantee.

The undersigned understands that information concerning this Assignment of the Lease to Assignee and the related purchase by Assignee of certain of the assets of Assignor is confidential, non-public information. The undersigned agrees that it will maintain in confidence and not disclose such information without the consent of the Assignee, nor will the undersigned use such information for any purpose other than that for which it is disclosed to the undersigned.


                                             KS-611, LLC
                                             By: KS-700 Corporation, Its Manager


Dated: As of November 3, 2003                    By:
                                                     ---------------------------
                                                     Keith Sinclair, President



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